STATE OF NORTH CAROLINA
COUNTY OF WAKE

                        Term Sheet/Letter of Agreement
           to merge OxiDyn, Incorporated into Cyclopss Corporation

      THIS AGREEMENT ("Agreement") made and entered into as of the 6th day of October, 2000, ("Effective Date") by and between OxiDyn Incorporated, a North Carolina corporation having its principal place of business at One North Commerce Center, 5293 Capital Boulevard, Raleigh, NC 27616, (hereafter referred to as "OxiDyn") and Cyclopss Corporation, of 3646 West 2100 South, Salt Lake City, UT 84120, (hereafter referred to as "Cyclopss"), both being parties hereunder.

                                  WITNESSETH

      WHEREAS,   OxiDyn  and  Cyclopss  both  have  a  continuing   interest  in
consolidating their respective companies into one, and

      WHEREAS, at the present time, the respective parties have engaged in detailed and confidential discussions regarding such consolidation, believing it to be in the best interests of the shareholders of each corporation, and

      WHEREAS, certain information has been divulged to enable clear understanding by both parties about the other party's business to enable a decision on such consolidation of the companies, and additional information will be divulged between the parties to enable further understanding to complete the proposed consolidation transaction, and

      WHEREAS, Cyclopss and OxiDyn have reached agreement to disclose to one another certain confidential and proprietary information under the terms of a certain agreement called the Confidential Nondisclosure Agreement dated September 1 I, 2000 ("Nondisclosure"), and

      WHEREAS, the parties have reached agreement on the terms and conditions of such proposed consolidation of the two companies into one.

      NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Closing Date. Both parties to this Agreement, acting in good faith, will endeavor to complete the transaction contemplated hereunder within seventy-five days from the Effective Date, but in no event later than December 31, 2000.

      2. Valuation of OxiDyn. OxiDyn's valuation shall be determined by OxiDyn's auditors and confirmed by Cyclopss' auditors, estimated to be approximately One Million, Fifty Thousand

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Dollars  (1,050,000)  as of the Effective Date of this  agreement,  based on the assets of OxiDyn plus the conversion of certain indebtedness of OxiDyn into equity in OxiDyn ("OxiDyn Valuation").

      3. Valuation of Cyclopss. Cyclopss valuation will be determined by the price of its common stock ("Stock Price") which shall be the lower of (i) the fifteen-day trading price average of Cyclopss common stock (determined on a bid price basis) for the period immediately preceding the Effective Date, or (ii) the thirty-day trading price average determined in like manner times the total number of issued and outstanding shares of Cyclopss common stock as of the Effective Date.

      4. Exchange of Stock. On the Closing Date Cyclopss will deliver to OxiDyn shareholders that number of common shares of Cyclopss represented by dividing the OxiDyn Valuation by the Stock Price. OxiDyn shall deliver, on the Closing Date, all of its outstanding and issued stock to Cyclopss.

            a. In the event that the price of Cyclopss' common stock (calculated using the fifteen (15) and thirty (30) day periods immediately prior to the Closing Date) is lower than the Stock Price, then the number of shares issuable to Oxidyn's shareholders shall be increased to reflect such reduction in trading price average. The stock price which causes such an increase in issuable shares to OxiDyn's shareholders shall be called the "Revised Stock Price."

            b. In no event will the number of shares of Cyclopss common stock issuable to OxiDyn shareholders be reduced as a result of upward changes in the trading price average in Cyclopss common stock.

      5. Performance Incentive. On the Closing Date, Cyclopss will grant options to OxiDyn shareholders to purchase One Million (1,000,000) additional shares of Cyclopss common stock at the Stock Price or the Revised Stock Price, whichever is applicable.

      6. Delivery and Conditions for Performance Incentive. Options under Paragraph 5 shall become exercisable on December 31, 2001 and have a term of 5 years, but only if:

            a. OxiDyn and/or its employees (operating as a wholly-owned subsidiary of Cyclopss) delivers not less than Two Hundred Thousand Dollars ($200,000) in cash or cash equivalents ("Cash Flow") from the Effective Date through December 31, 2001.

            b. Such Cash Flow shall include all sources which result from OxiDyn or its former employees activities, but shall not include monies delivered by Cyclopss businesses in existence prior to the Effective Date.

      7. Costs. During the period between the Effective Date and the Closing Date, OxiDyn's business costs, including costs necessary to prepare to close on the contemplated transaction, shall

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be paid by  OxiDyn.  Such  costs  shall be  considered  part of the  assets purchased by Cyclopss in the transaction.

            a. In order to provide funding for such costs, Cyclopss will conduct a Private Placement ("PP") of between Two Hundred Thousand Dollars ($ 200,000) and Three Hundred Fifty Thousand Dollars ($350,000) of Cyclopss common stock at a price per share equal to the average trading price as determined in Paragraph 1 above.

            b. All such funds and common stock will be held in escrow.

            c. The escrow fund will be drawn down and payable to OxiDyn at the rate of $40,000 per month, the first month payable on the Effective Date, until the Closing Date.

            d. At each release of funds from the escrow, a corresponding number of shares of Cyclopss common stock shall also be released to PP participants.

            e. On the Closing Date, any remaining shares of Cyclopss common stock will be distributed to PP participants and remaining funds will be released to the merged corporations.

            f. In the event the parties agree to extend the Closing Date by mutual written agreement, the remaining funds and such common stock of Cyclopss shall be retained in escrow until a closing does occur and the draw down of funds shall continue at the rate of $40,000 per month along with the corresponding release of shares, unless changed by mutual agreement between the parties.

      8. Holding Period. Any shares of Cyclopss common stock issued on the Closing Date shall be restricted for a period of one (1) year from the Closing Date (the "Lock Out Period"). In the event that Cyclopss files a registration statement with the Securities and Exchange Commission during the Lock Out Period, then such stock, including stock issued in accordance with Paragraph 7e hereunder, shall be included in the registration.

      9. Stock in Escrow. On the Closing Date, Cyclopss shall deliver all stock, options for stock, and pertinent documents for both under paragraphs 4, 5, and 7,e to an escrow agent to be named by OxiDyn. The escrow agent named by OxiDyn shall, after receiving the stock and associated materials, hold it until the end of the Lock Out Period, or until such stock is included in a registration under Paragraph 8 hereunder.

      10. Management and Operations. On the Closing Date, the Chief Executive Officer of OxiDyn, John V. Winings, will become the Chief Executive Officer of Cyclopss, and will immediately begin active management of the combined companies.

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            a.    On or about the Effective  Date,  the parties will negotiate a three-year employment contract with Mr. Winings as part of the contemplated transaction.

            b. In addition, an employment agreement with Cyclopss will be negotiated with William R. Stoddard, who is the Chief Executive Officer of Cyclopss effective as of the Closing Date.

            c. During the period between the Effective Date and the Closing Date, Mr. Winings shall act in the capacity of Acting Chief Operating Officer and Mr. Stoddard shall act in the capacity of Acting Chief Executive Officer and both shall act in the best interests of Cyclopss and OxiDyn.

            d. At closing, Cyclopss shall provide for the election of two members of its Board of Directors, which initially shall be John V. Winings and Adrian N.
                  Wilson.

      11. Place of Business. During the period from the Effective Date and continuing for a period of not more than six months thereafter, the offices of OxiDyn and Cyclopss shall be considered to be located at both locations stipulated in the preamble to this Agreement.

      12. Regulated Transaction. This Agreement shall be subject to all requirements and filings of the Securities and Exchange Commission of the United States of America.

      13. Conditions to Closing. The transaction contemplated and the Closing Date hereunder, are subject to the following conditions:

            a.    Completion of satisfactory due diligence by both parties, and

            b. Ratification of the contemplated transaction by the respective Boards of Directors of the parties hereto.

      14. No Material Change. The parties represent that, between the date hereof and the Closing Date, there will be no material change in the structure, operations, and management of the respective companies, except as otherwise provided herein.

      15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina.

      16. Invalidity. Any provision of this Agreement which may be determined by a court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating

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the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


OxiDyn, Incorporated                       Cyclopss Corporation



By: /s/ John V. Winings                    By: /s/ William R. Stoddard
-----------------------------              -----------------------------------
        John V. Winings                            William R. Stoddard



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